Exhibit 23.7

GLJ	Petroleum Consultants
Principal Officers:
Keith M. Braaten, P. Eng.
President & CEO
Jodi L. Anhorn, P. Eng.
Executive Vice President & COO

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Caralyn P. Bennett, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

Reference is made to the Annual Report on Form 40-F for the year ended December 31, 2012 (the “Annual Report”) of Teck Resources Limited (the “Company”) to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

We hereby consent to references to our firm’s name and use of our report under the heading “Description of the Business – Energy – Fort Hills Project,” “Description of the Business – Oil and Gas Resources – Fort Hills  Project” and  for  “Schedule C  –  Report  on  Resources Data  by  Independent Qualified  Resources Evaluator or Auditor” and all other references to our name included or incorporated by reference in: (i) the Annual Report of the Company; (ii) the Company’s registration statements on Form S -8 (File Nos. 333-140184 and 333-170840); and (iii) the incorporation by reference in registration statement on Form F-9 of the Company (File No. 333-182478) and of Teck Metals Ltd. (File No. 333-182478-01), filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended as applicable.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“ORIGINALLY SIGNED BY”

James H. Willmon, P. Eng.
Vice President

DATED: March 8, 2013
Calgary, Alberta
CANADA

4100, 400  –  3rd Avenue S.W., Calgary, Alberta, Canada  T2P 4H2  ●  (403) 266-9500  ●  Fax (403) 262-1855  ●  GLJPC.com